Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our reports on the Kemper Global Blue Chip Fund and Kemper International Research Fund dated December 11, 2000 and December 15, 2000, respectively, in the Registration Statement (Form N-1A) of Kemper Global/International Series, Inc. and their incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Global/International Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (File No. 333-42337) and in this Amendment No. 12 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08395).




                               /s/ERNST & YOUNG LLP

                               ERNST & YOUNG LLP



Chicago, Illinois
February 27, 2001